UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  November 30, 2012

CopyTele, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11254                                                               11-2622630

(Commission File Number)                                      (IRS Employer Identification No.)

900 Walt Whitman Road, Melville, NY                                                           11747

(Address of Principal Executive Offices)                                                       (Zip Code)

(631) 549-5900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 3 – Securities and Trading Markets

Item 3.02 – Unregistered Sales of Equity Securities.

On November 30, 2012, the Board of Directors (the “Board”) of CopyTele, Inc., a Delaware corporation (the “Company”), granted a stock option to purchase 1,000,000 shares of Company common stock to Kent B. Williams, in additional compensation for his service in recruiting the Company’s new management team.  The stock option has an exercise price of $0.211 per share (the average of the high and low sales price on November 30, 2012), vest in three equal annual installments of 333,333 commencing on November 30, 2012 and an expiration date of November 30, 2022.  The option otherwise has the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.  The full text of the 2010 Share Incentive Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 20, 2010.

The stock option and the shares of common stock issuable upon exercise of the stock option were not issued under an option plan and will not be registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 492 of the Act, and Rule 506 promulgated thereunder, based on the fact that Mr. Williams is an “accredited investor”, as such term is defined in Rule 501 of Regulation D.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2012, the Board increased the number of directors constituting the entire Board to six directors pursuant to the Company’s Bylaws and elected to the Board Robert A. Berman, President and Chief Executive Officer of the Company, and Dr. Amit Kumar, a consultant to the Company, effective immediately, to serve until the 2013 Annual Meeting of Stockholders.

Dr. Kumar has been an investor, founder, director and CEO of several technology enterprises, both public and private.  As CEO, he took CombiMatrix Corporation public and ran it for a decade while listed on the NASDAQ Global Market.  He has worked in venture capital with OAK investment Partners, and has been an advisor to investment funds, venture capital firms, and Fortune 500 companies.  Dr. Kumar was on the board of directors of Acacia Research Corporation, a publicly traded patent monetization company, from 2002 to 2008.  Dr. Kumar is currently CEO of Geo Fossil Fuels, an energy company, and he sits on the boards of directors of other public and private companies.

Mr. Berman and Dr. Kumar will not receive any additional compensation for their service on the Board.  For information with respect to the compensation payable to Mr. Berman and Dr. Kumar in connection with the roles as officer and consultant, respectively, please see the Form 8-K of the Company filed on September 21, 2012.

Item 5.07 Submission of Matters to a Vote of Security Holders.

            The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company which was originally scheduled for October 31, 2012 but postponed to November 9, 2012 and then subsequently adjourned prior to the conduct of any formal business was held on Friday, November 30, 2012 at the Fox Hollow, Woodbury, New York.  Stockholders of record at the close of business on September 10, 2012 were entitled to one vote for each share of common stock held.  On September 10, 2012, there were 184,854,037 shares of common stock issued and outstanding.

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            At the Annual Meeting, the stockholders of the Company voted on the following proposals:

1. To elect four directors nominated by the Board of Directors to serve until the next annual meeting of stockholders.  Each nominee for director was elected by a vote of the stockholders as follows:

Proposal	Vote Type	Voted
(1) Election of Directors
Lewis H. Titterton, Jr.	For	104,753,784
	Withheld	8,542,236
	Broker Non-Votes	38,693,697

Henry P. Herms	For	104,562,839
	Withheld	8,733,181
	Broker Non-Votes	38,693,697

Bruce F. Johnson	For	105,698,863
	Withheld	7,597,157
	Broker Non-Votes	38,693,697

Kent B. Williams	For	105,692,863
	Withheld	7,603,157
	Broker Non-Votes	38,693,697

2.         Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2012.  The proposal was approved by a vote of stockholders as follows:

Proposal	Vote Type	Voted
(2) Ratification of Appointment of KPMG LLP
	For	145,617,370
	Against	217,234
	Abstention	6,155,113

3.         Approval of the amendment to the certificate of incorporation to increase the authorized number of shares of common stock from 240,000,000 shares to 300,000,000 shares.  The proposal was approved by a vote of stockholders as follows:

Proposal	Vote Type	Voted
(3) Approval of amendment to the certificate of incorporation
	For	101,578,889
	Against	9,393,394
	Abstention	2,323,737
	Broker Non-Votes	38,693,697

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPYTELE, INC.

Date: December 4, 2012                                             By: /s/ Robert A. Berman

     Robert A. Berman
     President and Chief
     Executive Officer

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